Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924
DMC GLOBAL REPORTS THIRD QUARTER FINANCIAL RESULTS

•Third quarter sales were $174.5 million, up 5% sequentially and up 160% versus Q3 2021
•Excluding Arcadia, sales were $93.8 million, up 5% sequentially and up 40% versus Q3 2021
•Third quarter consolidated gross margin was 29% versus 31% in Q2 2022 and 25% in Q3 2021
•Third quarter net income attributable to DMC was $6.7 million
•Third quarter net income per diluted share, inclusive of adjustment for redeemable noncontrolling interest, was $0.46
•Third quarter adjusted net income attributable to DMC*, inclusive of $4.3 million in non-cash amortization expense for Arcadia purchased intangible assets, was $6.7 million, or $0.35 per diluted share
•Third quarter adjusted EBITDA attributable to DMC* was $21.8 million

BROOMFIELD, Colo. - November 3, 2022 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2022.

Third quarter sales were $174.5 million, up 5% sequentially and up 160% versus sales in last year's third quarter. This year’s results include contributions from Arcadia, a leading supplier of architectural building products. DMC acquired a 60% controlling interest in Arcadia on December 23, 2021.

Excluding $80.7 million in sales from Arcadia, third quarter sales were $93.8 million, up 5% sequentially and up 40% versus the third quarter of 2021. The increases reflect stronger demand for well perforating products from DynaEnergetics, DMC's energy products business.

Third quarter gross margin was 29% versus 31% in the second quarter and 25% in the third quarter a year ago. The sequential decline reflects an expected dip in gross margin at Arcadia resulting from recent volatility in aluminum prices. The gross margin improvement compared to last year's third quarter reflects higher sales volume on fixed manufacturing overhead expenses at DynaEnergetics.

Selling, general and administrative expense (SG&A) was $30.5 million. Excluding Arcadia, SG&A was $17.6 million versus $18.0 million in the second quarter and $15.3 million in the year-ago third quarter. The increase versus last year’s third quarter principally reflects higher variable incentive compensation, the expiration of the Employee Retention Credit under the CARES Act, and implementation costs associated with a new enterprise resource planning (ERP) system at NobelClad, DMC’s composite metals business.

Third quarter operating income was $13.4 million and included $7.4 million in non-cash amortization expense primarily associated with purchased intangible assets at Arcadia. This compares with operating income of $9.9 million in the second quarter, and $1.1 million in last year's third quarter.

Third quarter net income attributable to DMC was $6.7 million. Due to the acquisition of the 60% controlling interest in Arcadia, the calculation for net earnings per diluted share must account for the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia. Redemption value is estimated at the end of each quarter based on the formula used to calculate a Put and Call Option in the Arcadia Operating Agreement. During the third quarter, the adjustment decreased the redeemable noncontrolling interest by $2.3 million. When added to the $6.7 million in net income attributable to DMC stockholders, the resulting net income is $9.0 million, or $0.46 per diluted share, based on 19.4 million diluted shares outstanding. Net income in the prior-year third quarter was $403,000, or $0.02 per diluted share on 18.7 million diluted shares outstanding.

Third quarter adjusted net income attributable to DMC*, which includes $4.3 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $6.7 million, or $0.35 per diluted share.

Third quarter adjusted EBITDA attributable to DMC* was $21.8 million, down 3% from $22.4 million in the second quarter of 2022 and up 276% from $5.8 million in the 2021 third quarter.

Third quarter cash flow from operations was $21.8 million versus $4.1 million in the prior-year third quarter. Cash and cash equivalents were $18.5 million versus $30.8 million at December 31, 2021.

DMC’s debt-to-adjusted EBITDA leverage ratio at September 30, 2022, was 2.10. The Company’s debt-to-adjusted EBITDA leverage ratio covenant for the end of the quarter was 3.25.

Arcadia
Arcadia reported third quarter sales of $80.7 million, up 6% sequentially and up 24% from pro forma sales in last year's third quarter. The increase versus both periods reflects higher average selling prices, which were implemented to address inflation on raw materials.

Third quarter gross margin was 30% versus 34% in the second quarter and 36% in last year’s third quarter. The sequential decrease reflects higher third quarter raw material costs, which outpaced the increase in average selling prices. Additionally, orders were shipped out of backlog that were quoted prior to the implementation of price increases. Adjusted EBITDA attributable to DMC was $7.2 million versus $9.8 million in the second quarter of 2022 and pro forma adjusted EBITDA of $9.2 million in the comparable year-ago quarter.

DynaEnergetics
DynaEnergetics reported third quarter sales of $70.4 million, up 4% sequentially and up 59% versus last year's third quarter. Sales in North America increased 6% sequentially, while international sales decreased 5% sequentially. Second quarter international sales included a $3.6 million order from a customer in South Asia. Gross margin was 30% in both the second and third quarters and 22% in the 2021 third quarter. Adjusted EBITDA increased to $13.9 million from $13.3 million in the second quarter and $3.6 million in the 2021 third quarter.

NobelClad
NobelClad, DMC's composite metals business, reported third quarter sales of $23.4 million, up 7% sequentially and up 2% versus the 2021 third quarter. Gross margin was 27%, versus 28% in the second quarter and 30% in the prior-year third quarter. Adjusted EBITDA was $3.4 million in both the second and third quarters of 2022 and $4.6 million in the 2021 third quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the third quarter was 1.11. Order backlog increased to $48.0 million from $46.8 million at the end of the second quarter.

Nine-month results
Consolidated sales for the nine-month period were $479.0 million, up 154% versus the nine-month period a year ago. Excluding $225.1 million in contributions from Arcadia, year-to-date sales were $253.9 million, up 35% from the same period last year.

Gross margin was 29% versus 25% in the 2021 nine-month period. Operating income was $19.4 million versus $3.1 million in last year’s nine-month period.
Nine-month net income attributable to DMC was $9.0 million. The adjustment related to the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia was $5.0 million. When deducted from the $9.0 million in net income attributable to DMC stockholders, the resulting net income was $4.0 million, or $0.20 per diluted share, based on 19.4 million diluted shares outstanding. Net income in the prior-year nine-month period was $2.6 million, or $0.15 per diluted share on 17.3 million diluted shares outstanding.

Nine-month adjusted net income attributable to DMC*, which includes $19.6 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $9.2 million, or $0.48 per diluted share.

Nine-month adjusted EBITDA attributable to DMC* was $54.6 million, up 215% versus last year’s nine-month period. Cash flow provided by operations during the nine-month period was $24.3 million versus cash flow used in operations of $1.9 million in the prior-year nine-month period.

Arcadia
Arcadia reported nine-month sales of $225.1 million, up 23% from pro forma sales in last year’s nine-month period. Gross margin was 31% versus pro forma gross margin of 36% in the 2021 nine-month period, and adjusted EBITDA attributable to DMC was $23.9 million, down 5% from pro forma results in the same period a year ago.

DynaEnergetics
Nine-month sales at DynaEnergetics were $186.8 million, up 50% versus last year’s nine-month period. Gross margin improved to 29% from 23% a year ago, and adjusted EBITDA increased 162% to $32.5 million versus last year’s nine-month period.

NobelClad
NobelClad reported nine-month sales of $67.1 million, up 6% from the same period last year. Gross margin was 25% versus 28% last year, while adjusted EBITDA was $8.5 million versus $11.6 million in the 2021 nine-month period.

Management Commentary
“All three of our differentiated, asset-light manufacturing businesses reported third quarter sales that exceeded our guidance,” said Kevin Longe, president and CEO. “The results were driven by healthy customer demand within each of our markets, as well as outstanding execution by our global commercial and manufacturing teams.”

“DynaEnergetics’ third quarter performance reflects strong well-completion activity in both our North American and international markets,” Longe added. “Adoption of the fully integrated DS perforating systems by North American operators and service companies continues to grow. In October, sales of DS systems surpassed the one-million mark for the first year since the product was commercialized in 2015.

“DynaEnergetics is reporting an on-time delivery rate of 99.93% for its DS Systems, which are being deployed at a downhole success rate of 99.98%. Most importantly, there have been zero customer safety incidents associated with the DS system since it was introduced seven years ago.

“Third quarter sales growth at Arcadia reflects higher average selling prices and continued strong demand from both the commercial construction and high-end residential markets. As expected, Arcadia’s third-quarter gross margin was negatively impacted by record-high aluminum prices during the first half of 2022. It is taking longer than anticipated for high-cost aluminum inventory to move through our production facilities, and this will likely result in sequentially flat to modestly lower gross margin during the fourth quarter. We expect Arcadia’s gross margin will return to historic averages of approximately 34% during the first half of next year.

“Both Arcadia and Arcadia Custom continue to benefit from large order backlogs and strong booking activity, and we are investing in the resources necessary to support this demand and facilitate future growth. In addition to implementing a modern ERP system, Arcadia is adding sales and manufacturing staff at its newest satellite facilities in Dallas and Houston.

“Our NobelClad business reported third quarter increases in both sales and bookings, and ended the period with a $48 million order backlog, which was up 17% since the beginning of the year. The increase reflects both improving global demand and higher metal prices.

“NobelClad is seeing encouraging signs that several large industrial projects are moving closer to the vendor-selection phase, and we believe NobelClad is well positioned to participate as a key supplier on multiple projects. Demand for repair and maintenance work from the downstream energy and petrochemical industries also is improving. Given current end-market activity, we believe 2023 will be a year of growth for NobelClad.

“I want to thank our employees around the world for their creativity, hard work, and commitment to DMC’s continued success. We are encouraged by the growing strength of DMC and believe we are well positioned to deliver improved long-term returns for our stakeholders.”

Guidance
Michael Kuta, CFO, said fourth quarter 2022 consolidated sales are expected in a range of $158 million to $168 million versus the $174.5 million reported in the third quarter. At the business level, Arcadia is expected to report sales of $70 million to $75 million versus the $80.7 million reported in the third quarter. The decrease reflects the anticipated impacts of seasonality and maintenance. Sales at DynaEnergetics are expected in a range of $68 million to $72 million versus the $70.4 million reported in the third quarter. NobelClad’s sales are expected in a range of $20 million to $21 million versus the $23.4 million reported in the third quarter.

Consolidated gross margin is expected in a range of 27% to 29% versus the 29% reported in the third quarter. Fourth quarter gross margin is expected to be impacted by a less favorable project mix at NobelClad and selling through higher-priced aluminum inventory at Arcadia.

Fourth quarter selling, general and administrative (SG&A) expense is expected in a range of $31.5 million to $32.5 million versus the $30.5 million reported in the third quarter. Fourth quarter SG&A will include approximately $800,000 of anticipated patent litigation expense at DynaEnergetics.

Fourth quarter amortization expense is expected to be $3.7 million versus the $7.4 million reported in the third quarter. The remaining value assigned to Arcadia’s acquired backlog was fully amortized during the third quarter.

Fourth quarter depreciation expense is expected to be $3.7 million, and interest expense is expected to be $2.4 million.

Fourth quarter adjusted EBITDA attributable to DMC, after deducting the 40% noncontrolling interest, is expected in a range of $15 million to $18 million versus $21.8 million in the third quarter.

Fourth quarter capital expenditures are expected to be $6.0 million to $7.0 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors may listen to a live webcast of the call at https://www.webcaster4.com/Webcast/Page/2204/46845 or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 560809. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 10, 2022, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #46845.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted net income (loss) is defined as net income (loss) attributable to DMC stockholders plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Adjusted net income (loss) and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance, on DMC’s net income (loss) and diluted earnings per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC Global Inc.
DMC Global operates a portfolio of differentiated businesses that lead niche segments of the energy, industrial infrastructure and building products industries. The Company’s strategy is to identify well-run businesses with strong management teams, and support them with long-term capital and strategic, financial, legal, technology and operating resources. DMC helps portfolio companies grow their core businesses, launch new initiatives, upgrade technologies and systems to support their long-term growth strategies, and make acquisitions that improve their competitive positions and expand their markets. The Company’s current portfolio consists of Arcadia Inc., a leading supplier of architectural building products; DynaEnergetics, which serves the global energy industry; and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at https://www.dmcglobal.com/.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter 2022 guidance on sales, gross margin, SG&A, depreciation expense, interest expense, adjusted EBITDA and capital expenditures; fourth quarter and full-year amortization expense; our expectations Arcadia’s gross margin will return to historic averages of approximately 35% during the first half of next year; and our expectations that 2023 will be a year of growth for NobelClad. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and the ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cost and availability of energy; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; geopolitical and economic instability, including recessions or depressions; inflation; supply chain delays and disruptions; the availability and cost of energy; transportation disruptions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
NET SALES	$174,465	$165,831	$67,175	5%	160%
COST OF PRODUCTS SOLD	123,127	113,732	50,513	8%	144%
Gross profit	51,338	52,099	16,662	-1%	208%
Gross profit percentage	29%	31%	25%
COSTS AND EXPENSES:
General and administrative expenses	19,796	18,816	9,721	5%	104%
Selling and distribution expenses	10,748	10,545	5,593	2%	92%
Amortization of purchased intangible assets	7,385	12,793	211	-42%	3,400%
Restructuring expenses	8	13	—	-38%	—%
Total costs and expenses	37,937	42,167	15,525	-10%	144%
OPERATING INCOME	13,401	9,932	1,137	35%	1,079%
OTHER INCOME (EXPENSE):
Other income (expense), net	120	54	(198)	122%	161%
Interest expense, net	(1,771)	(1,263)	(14)	40%	12,550%
INCOME BEFORE INCOME TAXES	11,750	8,723	925	35%	1,170%
INCOME TAX PROVISION	3,537	2,264	522	56%	578%
NET INCOME	8,213	6,459	403	27%	1,938%
Less: Net income attributable to redeemable noncontrolling interest	1,496	907	—	65%	—%
NET INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$6,717	$5,552	$403	21%	1,567%
NET INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$0.46	$0.20	$0.02	130%	2,200%
Diluted	$0.46	$0.20	$0.02	130%	2,200%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19,381,489	19,374,714	18,728,278	—%	3%
Diluted	19,381,794	19,374,736	18,739,085	—%	3%

Reconciliation to net income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
Net income attributable to DMC Global Inc. stockholders	$6,717	$5,552	$403
Adjustment of redeemable noncontrolling interest	2,256	(1,535)	—
Net income attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$8,973	$4,017	$403

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
NET SALES	$479,012	$188,271	154%
COST OF PRODUCTS SOLD	338,669	141,725	139%
Gross profit	140,343	46,546	202%
Gross profit percentage	29%	25%
COSTS AND EXPENSES:
General and administrative expenses	56,330	26,121	116%
Selling and distribution expenses	31,383	16,380	92%
Amortization of purchased intangible assets	33,154	823	3,928%
Restructuring expenses	53	127	-58%
Total costs and expenses	120,920	43,451	178%
OPERATING INCOME	19,423	3,095	528%
OTHER INCOME (EXPENSE):
Other (expense) income, net	(35)	304	-112%
Interest expense, net	(4,058)	(230)	1,664%
INCOME BEFORE INCOME TAXES	15,330	3,169	384%
INCOME TAX PROVISION	4,938	610	710%
NET INCOME	10,392	2,559	306%
Less: Net income attributable to redeemable noncontrolling interest	1,411	—	100%
NET INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$8,981	$2,559	251%
NET INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$0.20	$0.15	33%
Diluted	$0.20	$0.15	33%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19,352,638	17,239,306	12%
Diluted	19,357,333	17,250,525	12%

Reconciliation to net income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Nine months ended
	Sep 30, 2022	Sep 30, 2021
Net income attributable to DMC Global Inc. stockholders	$8,981	$2,559
Adjustment of redeemable noncontrolling interest	(4,996)	—
Net income attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$3,985	$2,559

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

Arcadia

	Three months ended		Change
	Sep 30, 2022	Jun 30, 2022	Sequential
Net sales	$80,697	$76,462	6%
Gross profit	23,892	26,227	-9%
Gross profit percentage	30%	34%
COSTS AND EXPENSES:
General and administrative expenses	8,782	7,412	18%
Selling and distribution expenses	4,135	3,960	4%
Amortization of purchased intangible assets	7,233	12,633	-43%
Operating income	3,742	2,222	68%
Adjusted EBITDA	12,065	16,292	-26%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,826)	(6,517)	-26%
Adjusted EBITDA attributable to DMC Global Inc.	$7,239	$9,775	-26%

Nine months ended
Sep 30, 2022
Net sales	$225,127
Gross profit	70,364
Gross profit percentage	31%
COSTS AND EXPENSES:
General and administrative expenses	22,337
Selling and distribution expenses	11,832
Amortization of purchased intangible assets	32,674
Operating income	3,521
Adjusted EBITDA	$39,777
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	$(15,911)
Adjusted EBITDA attributable to DMC Global Inc.	$23,866

DynaEnergetics

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
Net sales	$70,372	$67,517	$44,237	4%	59%
Gross profit	21,237	19,960	9,924	6%	114%
Gross profit percentage	30%	30%	22%
COSTS AND EXPENSES:
General and administrative expenses	4,924	4,411	4,990	12%	-1%
Selling and distribution expenses	4,257	4,158	3,260	2%	31%
Amortization of purchased intangible assets	78	82	89	-5%	-12%
Operating income	11,978	11,309	1,585	6%	656%
Adjusted EBITDA	$13,935	$13,276	$3,597	5%	287%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
Net sales	$186,776	$124,677	50%
Gross profit	53,805	29,034	85%
Gross profit percentage	29%	23%
COSTS AND EXPENSES:
General and administrative expenses	14,657	12,574	17%
Selling and distribution expenses	12,318	9,702	27%
Amortization of purchased intangible assets	245	451	-46%
Operating income	26,585	6,307	322%
Adjusted EBITDA	$32,493	$12,402	162%

NobelClad

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
Net sales	$23,396	$21,852	$22,938	7%	2%
Gross profit	6,325	6,026	6,883	5%	-8%
Gross profit percentage	27%	28%	30%
COSTS AND EXPENSES:
General and administrative expenses	1,475	1,132	933	30%	58%
Selling and distribution expenses	2,263	2,323	2,208	-3%	2%
Amortization of purchased intangible assets	74	78	122	-5%	-39%
Restructuring expenses	8	13	—	-38%	—%
Operating income	2,505	2,480	3,620	1%	-31%
Adjusted EBITDA	$3,412	$3,404	$4,587	—%	-26%

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
Net sales	$67,109	$63,594	6%
Gross profit	16,532	17,960	-8%
Gross profit percentage	25%	28%
COSTS AND EXPENSES:
General and administrative expenses	3,644	2,636	38%
Selling and distribution expenses	6,910	6,230	11%
Amortization of purchased intangible assets	235	372	-37%
Restructuring expenses	53	127	-58%
Operating income	5,690	8,595	-34%
Adjusted EBITDA	$8,468	$11,573	-27%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Sep 30, 2022	Jun 30, 2022	Dec 31, 2021	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$18,486	$11,819	$30,810	56%	-40%
Accounts receivable, net	94,191	92,998	71,932	1%	31%
Inventories	152,573	152,023	124,214	—%	23%
Other current assets	9,977	11,888	12,240	-16%	-18%

Total current assets	275,227	268,728	239,196	2%	15%

Property, plant and equipment, net	123,292	124,829	122,078	-1%	1%
Goodwill	139,922	135,464	141,266	3%	-1%
Purchased intangible assets, net	221,753	229,365	255,576	-3%	-13%
Other long-term assets	104,915	105,169	106,296	—%	-1%

Total assets	$865,109	$863,555	$864,412	—%	—%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY

Accounts payable	$41,573	$45,179	$40,276	-8%	3%
Contract liabilities	30,030	33,202	21,052	-10%	43%
Accrued income taxes	3,206	289	9	1,009%	35,522%
Current portion of long-term debt	15,000	15,000	15,000	—%	—%
Other current liabilities	32,104	27,740	29,477	16%	9%

Total current liabilities	121,913	121,410	105,814	—%	15%

Long-term debt	121,409	125,017	132,425	-3%	-8%
Deferred tax liabilities	1,547	2,019	2,202	-23%	-30%
Other long-term liabilities	62,625	62,858	66,250	—%	-5%
Redeemable noncontrolling interest	194,962	197,196	197,196	-1%	-1%
Stockholders’ equity	362,653	355,055	360,525	2%	1%

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$865,109	$863,555	$864,412	—%	—%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,213	$6,459	$403
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,541	3,678	2,870
Amortization of purchased intangible assets	7,385	12,793	211
Amortization of deferred debt issuance costs	145	135	56
Amortization of acquisition-related inventory valuation step-up	—	172	—
Stock-based compensation	2,242	2,291	1,569
Deferred income taxes	(1,448)	2,550	570
Restructuring expenses	8	13	—
Other	(340)	36	(15)
Change in working capital, net	2,053	(21,007)	(1,549)
Net cash provided by operating activities	21,799	7,120	4,115
CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction consideration adjustments related to acquisition of a business	(2,674)	640	—
Acquisition of property, plant and equipment	(4,958)	(4,783)	(3,096)
Proceeds on sale of property, plant and equipment	—	—	15
Net cash used in investing activities	(7,632)	(4,143)	(3,081)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on term loan	(3,750)	(3,750)	—
Payment of debt issuance costs	(3)	(79)	—
Distribution to redeemable noncontrolling interest holder	(3,293)	(2,600)	—
Treasury stock activity	2	(6)	(25)
Net cash (used in) provided by financing activities	(7,044)	(6,435)	(25)
EFFECTS OF EXCHANGE RATES ON CASH	(456)	(99)	(352)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,667	(3,557)	657
CASH AND CASH EQUIVALENTS, beginning of the period	11,819	15,376	36,363
CASH AND CASH EQUIVALENTS, end of the period	$18,486	$11,819	$37,020

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2022	Sep 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,392	$2,559
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	10,578	8,400
Amortization of purchased intangible assets	33,154	823
Amortization of deferred debt issuance costs	412	168
Amortization of acquisition-related inventory valuation step-up	430	—
Stock-based compensation	6,891	4,904
Deferred income taxes	(1,612)	(2,046)
Restructuring expenses	53	127
Other	(295)	(298)
Change in working capital, net	(35,668)	(16,543)
Net cash provided by (used in) operating activities	24,335	(1,906)
CASH FLOWS FROM INVESTING ACTIVITIES:
Transaction consideration adjustments related to acquisition of a business	(2,034)	—
Investment in marketable securities	—	(123,984)
Proceeds from maturities of marketable securities	—	4,799
Acquisition of property, plant and equipment	(11,277)	(6,348)
Proceeds on sale of property, plant and equipment	—	1,019
Net cash used in investing activities	(13,311)	(124,514)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on credit facilities	(11,250)	(11,750)
Payments of deferred debt issuance costs	(179)	—
Net proceeds from issuance of common stock through equity offering	—	123,461
Net proceeds from issuance of common stock through at-the-market offering program	—	25,262
Net proceeds from issuance of common stock	—	253
Distribution to redeemable noncontrolling interest holder	(10,293)	—
Treasury stock purchases	(1,092)	(2,476)
Net cash (used in) provided by financing activities	(22,814)	134,750
EFFECTS OF EXCHANGE RATES ON CASH	(534)	503

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(12,324)	8,833
CASH AND CASH EQUIVALENTS, beginning of the period	30,810	28,187
CASH AND CASH EQUIVALENTS, end of the period	$18,486	$37,020

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
Net income	8,213	6,459	403	27%	1,938%
Interest expense, net	1,771	1,263	14	40%	12,550%
Income tax provision	3,537	2,264	522	56%	578%
Depreciation	3,541	3,678	2,870	-4%	23%
Amortization of purchased intangible assets	7,385	12,793	211	-42%	3,400%

EBITDA	24,447	26,457	4,020	-8%	508%
Amortization of acquisition-related inventory valuation step-up	—	172	—	-100%	—%
Restructuring expenses	8	13	—	-38%	—%
Stock-based compensation	2,242	2,291	1,569	-2%	43%
Other (income) expense, net	(120)	(54)	198	122%	161%
Adjusted EBITDA	$26,577	$28,879	$5,787	-8%	359%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,826)	(6,517)	—	-26%	—%
Adjusted EBITDA attributable to DMC Global Inc. stockholders	$21,751	$22,362	$5,787	-3%	276%

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
Net income	$10,392	$2,559	306%
Interest expense, net	4,058	230	1,664%
Income tax provision	4,938	610	710%
Depreciation	10,578	8,400	26%
Amortization of purchased intangible assets	33,154	823	3,928%

EBITDA	63,120	12,622	400%
Amortization of acquisition-related inventory valuation step-up	430	—	—%
Restructuring expenses	53	127	-58%
Stock-based compensation	6,891	4,904	41%
Other expense (income), net	35	(304)	112%
Adjusted EBITDA	$70,529	$17,349	307%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(15,911)	—	—%
Adjusted EBITDA attributable to DMC Global Inc. stockholders	$54,618	$17,349	215%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended September 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$6,717	$0.35
NobelClad restructuring expenses, net of tax	5	—
As adjusted	$6,722	$0.35
(1) Calculated using diluted weighted average shares outstanding of 19,381,794

	Three months ended June 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$5,552	$0.29
Amortization of acquisition-related inventory valuation step-up, net of tax	79	—
NobelClad restructuring expenses, net of tax	9	—
As adjusted	$5,640	$0.29
(1) Calculated using diluted weighted average shares outstanding of 19,374,376

	Three months ended September 30, 2021
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$403	$0.02
As adjusted	$403	$0.02
1) Calculated using diluted weighted average shares outstanding of 18,739,085

	Nine months ended September 30, 2022
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$8,981	$0.47
Amortization of acquisition-related inventory valuation step-up, net of tax	199	0.01
NobelClad restructuring expenses, net of tax	36	—
As adjusted	$9,216	$0.48
1) Calculated using diluted weighted average shares outstanding of 19,357,333

	Nine months ended September 30, 2021
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$2,559	$0.15
NobelClad restructuring expenses, net of tax	127	0.01
As adjusted	$2,686	$0.16
1) Calculated using diluted weighted average shares outstanding of 17,250,525

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Segment Adjusted EBITDA

Arcadia

	Three months ended		Change
	Sep 30, 2022	Jun 30, 2022	Sequential
Operating income, as reported	$3,742	$2,222	68%
Adjustments:
Amortization of acquisition-related inventory valuation step-up	—	172	—%
Depreciation	733	870	-16%
Amortization of purchased intangible assets	7,233	12,633	-43%
Stock-based compensation	357	395	-10%
Adjusted EBITDA	12,065	16,292	-26%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,826)	$(6,517)	-26%
Adjusted EBITDA attributable to DMC Global Inc.	$7,239	$9,775	-26%

Nine months ended
Sep 30, 2022
Operating income, as reported	$3,521
Adjustments:
Amortization of acquisition-related inventory valuation step-up	430
Depreciation	2,144
Amortization of purchased intangible assets	32,674
Stock-based compensation	1,008
Adjusted EBITDA	39,777
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(15,911)
Adjusted EBITDA attributable to DMC Global Inc.	$23,866

DynaEnergetics

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
Operating income, as reported	$11,978	$11,309	$1,585	6%	656%
Adjustments:
Depreciation	1,879	1,885	1,923	—%	-2%
Amortization of purchased intangible assets	78	82	89	-5%	-12%
Adjusted EBITDA	$13,935	$13,276	$3,597	5%	287%

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
Operating income, as reported	$26,585	$6,307	322%
Adjustments:
Depreciation	5,663	5,644	—%
Amortization of purchased intangible assets	245	451	-46%
Adjusted EBITDA	$32,493	$12,402	162%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

NobelClad

	Three months ended			Change
	Sep 30, 2022	Jun 30, 2022	Sep 30, 2021	Sequential	Year-on-year
Operating income, as reported	$2,505	$2,480	$3,620	1%	-31%
Adjustments:
Restructuring expenses	8	13	—	-38%	—%
Depreciation	825	833	845	-1%	-2%
Amortization of purchased intangible assets	74	78	122	-5%	-39%
Adjusted EBITDA	$3,412	$3,404	$4,587	—%	-26%

	Nine months ended		Change
	Sep 30, 2022	Sep 30, 2021	Year-on-year
Operating income, as reported	$5,690	$8,595	-34%
Adjustments:
Restructuring expenses	53	127	-58%
Depreciation	2,490	2,479	—%
Amortization of purchased intangible assets	235	372	-37%
Adjusted EBITDA	$8,468	$11,573	-27%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Forma Summary Income Statement*

	Three months ended September 30, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$67,175	$65,313		$65,313	$132,488
Gross profit	16,662	23,635		23,635	40,297
Gross profit percentage	25%	36%		36%	30%

Selling, general, and administrative expenses	15,314	8,781		8,781	24,095
Amortization of purchased intangible assets	211	—		—	211
Operating income	1,137	14,854		14,854	15,991

Depreciation and amortization	3,081	462		462	3,543
Stock-based compensation expense	1,569	—		—	1,569
Adjusted EBITDA	5,787	15,316	(6,126)	9,190	14,977
Adjusted EBITDA %	9%	23%		14%	11%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

	Nine months ended September 30, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net sales	$188,271	$183,692		$183,692	$371,963
Gross profit	46,546	66,047		66,047	112,593
Gross profit percentage	25%	36%		36%	30%

Selling, general, and administrative expenses	42,501	25,496		25,496	67,997
Amortization of purchased intangible assets	823	—		—	823
Restructuring expenses and asset impairments	127	—		—	127
Operating income	3,095	40,551		40,551	43,646

Depreciation and amortization	9,223	1,319		1,319	10,542
Restructuring expenses and asset impairments	127	—		—	127
Stock-based compensation expense	4,904	—		—	4,904
Adjusted EBITDA	17,349	41,870	(16,748)	25,122	42,471
Adjusted EBITDA %	9%	23%		14%	11%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

Pro Forma EBITDA and Adjusted EBITDA*

	Three months ended September 30, 2021
	DMC	Arcadia	Pro Forma Combined
Net income	$403	$14,854	$15,257
Interest expense, net	14	—	14
Income tax provision	522	—	522
Depreciation	2,870	462	3,332
Amortization of purchased intangible assets	211	—	211
EBITDA	4,020	15,316	19,336
Stock-based compensation expense	1,569	—	1,569
Other income, net	198	—	198
Adjusted EBITDA	5,787	15,316	21,103
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(6,126)	(6,126)
Adjusted EBITDA attributable to DMC Global Inc.	5,787	9,190	14,977

	Nine months ended September 30, 2021
	DMC	Arcadia	Pro Forma Combined
Net income	$2,559	$40,551	$43,110
Interest expense, net	230	—	230
Income tax benefit	610	—	610
Depreciation	8,400	1,319	9,719
Amortization	823	—	823
EBITDA	12,622	41,870	54,492
Restructuring expenses	127	—	127
Stock-based compensation expense	4,904	—	4,904
Other income, net	(304)	—	(304)
Adjusted EBITDA	17,349	41,870	59,219
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(16,748)	(16,748)
Adjusted EBITDA attributable to DMC Global Inc.	17,349	25,122	42,471

*This unaudited pro forma combined financial information was not prepared under Article 11 of SEC Regulation S-X (“Article 11”) or Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”).